Biomerica Announces Pricing of $8 Million

Underwritten Public Offering of Common Stock

IRVINE, Calif., March 03, 2023 –Biomerica, Inc. (NASDAQ: BMRA) (“Biomerica”), a global provider of advanced medical products, announced today the pricing of its previously announced underwritten public offering. Biomerica is offering an aggregate of 3,333,333 shares of its common stock, par value $0.08 per share, at a price to the public of $2.40 per share. All shares of common stock in the offering are being offered by Biomerica.

Craig-Hallum Capital Group LLC is acting as sole managing underwriter for the offering.

Biomerica expects to receive aggregate gross proceeds from the offering of approximately $8 million, before deducting underwriting discounts and commissions and other offering-related expenses payable by Biomerica.

Biomerica intends to use the net proceeds of the offering for general corporate purposes, including, without limitation, setting up and conducting clinical studies, expanding sales and marketing activities for existing and new products, research and development of new products, acquisitions, capital expenditures, and for other general working capital needs.

The offering is expected to close on March 7, 2023, subject to the satisfaction of customary closing conditions.

The shares of common stock described above are being offered by Biomerica pursuant to a shelf registration statement on Form S-3 (File No. 333-239980), which was previously filed with the Securities and Exchange Commission (the “SEC”) on July 21, 2020, and amended by a pre-effective amendment filed with the SEC on September 11, 2020, and subsequently declared effective by the SEC on September 30, 2020.

A final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. When available, electronic copies of the final prospectus supplement and the accompanying prospectus relating to the offering may also be obtained from Craig-Hallum Capital Group LLC, Attention: Equity Capital Markets, 222 South Ninth Street, Suite 350, Minneapolis, Minnesota 55402, by telephone at (612) 334-6300 or by email to prospectus@chlm.com.

Before investing in the offering, you should read in their entirety the final prospectus supplement, the accompanying prospectus and the other documents that Biomerica has filed with the SEC and that are incorporated by reference in the final prospectus supplement and the accompanying prospectus, which provide more information about Biomerica and the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering will be made only by means of a written prospectus and prospectus supplement that form part of the registration statement.

About Biomerica

Biomerica, Inc. (www.biomerica.com) is a global biomedical technology company that develops, patents, manufactures and markets advanced diagnostic and therapeutic products used at the point of care (in home and in physicians' offices) and in hospital/clinical laboratories for detection and/or treatment of medical conditions and diseases. The Biomerica’s products are designed to enhance the health and well-being of people, while reducing total healthcare costs. Biomerica’s primary focus is on gastrointestinal and inflammatory diseases where Biomerica has multiple diagnostic and therapeutic products in development.

Corporate Contact

John Nesbett /Jennifer Belodeau
IMS Investor Relations
203.972.9200
jnesbett@institutionalms.com

Forward-Looking Statements

Statements in this press release may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. Words such as “expects,” “anticipates,” “intends,” “plans,” “aims,” “targets,” “believes,” “seeks,” “estimates,” “optimizing,” “potential,” “goal,” “suggests,” “could,” “would,” “should,” “may,” “will” and similar expressions identify forward-looking statements, and include statements regarding the public offering and intended use of proceeds from the offering. Biomerica’s actual results, and the timing of events, may differ materially from those indicated in or implied by these forward-looking statements due to numerous risks and uncertainties. Risks and uncertainties related to the public offering include uncertainties regarding market conditions and the completion of the underwritten public offering on the anticipated terms or at all, including the satisfaction of customary closing conditions. Other risks and uncertainties include those identified under the heading “Risk Factors” in Biomerica’s most recent Annual Report on Form 10-K , its subsequent Quarterly Reports on Form 10-Q and in the final prospectus supplement and accompanying prospectus related to the offering filed with the SEC on the date hereof and available on the SEC’s website at http://www.sec.gov, as well as other risks and uncertainties identified in documents that Biomerica files with the SEC from time to time. These statements are based on current expectations, estimates and projections based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are made as of the date of this release, and, except as required by law, Biomerica does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

Source: Biomerica, Inc.